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     As filed with the Securities and Exchange Commission on June 13, 1997
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ____________________

                         SYSCOMM INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                         11-2889809
       (State of incorporation                               (I.R.S. employer
           or organization)                                 identification no.)

           275 Marcus Blvd.
         Hauppauge, New York                                       11788
(Address of principal executive offices)                         (zip code)

                              ____________________


        Securities to be registered pursuant to Section 12(b) of the Act:

                                                           Name of each exchange
         Title of each class                                on which each class
         to be so registered                                is to be registered
         -------------------                                -------------------

                None                                                None

                              ____________________



         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

                              ____________________



        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                                (Title of class)

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Item 1.   Description of the Registrant's Securities to be Registered

         The information required in response to this item is incorporated by reference to the description of Common Stock in the Company's registration statement no. 333-25593 on Form S-1.

Item 2.   Exhibits

Exhibit
  No.       Description


 *1        --    Specimen certificate for Registrant's Common Stock.

 *2.1      --    First Amended and Restated Certificate of Incorporation of the
                 Registrant.

 *2.2      --    Amended and Restated By-laws of the Registrant.*

________________
* Filed as exhibits to the Company's Form S-1 Registration Statement (No. 333-25593).

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                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated: June 13, 1997

                                            SYSCOMM INTERNATIONAL CORPORATION



                                            By: /s/ John H. Spielberger
                                                --------------------------------
                                                John H. Spielberger, President


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